Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 31, 2018 Systemax Inc. (the “Company”) closed on the sale of its France based IT value added reseller business (the “France Business”) to Bechtle AG (“Bechtle”) for an enterprise value of $244 million before taking into account cash balances, debt items and working capital adjustments.
The sale of the France Business was denominated on a cash-free, debt-free basis, and included normalized working capital adjustments.  The Company anticipates recognizing a pretax book gain of between $182 and $188 million on the sale, and after funding transaction expenses, the total cash available to U.S. shareholders on a tax-effected basis resulting from this transaction will be $241 million. The Company incurred exit costs related to the transaction of $1.5 million for the acceleration of the vesting of restricted stock awards and option grants.

The parties to the Purchase Agreement made customary representations, warranties and covenants, and agreed to indemnification obligations appropriate for the nature of the transaction. The Purchase Agreement contains representations, warranties and covenants made to, and solely for the benefit of, the parties thereto. The statements embodied in the representations and warranties are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the France Business or Bechtle.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as an exhibit to a Form 8-K filed on August 3, 2018 and incorporated herein by reference.

Upon completion of the sale, the Company's operations are its Industrial Products Group business in North America, which is focused on industrial supplies and MRO (maintenance, repair, and operations), markets the Company has served since 1949.

The following unaudited pro forma condensed consolidated financial information is presented to show how the Company’s results may have appeared if the sale had occurred on June 30, 2018 (in the case of the condensed consolidated balance sheet) and on January 1, 2015 (in the case of the condensed consolidated statements of operations).

The pro forma condensed consolidated financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the disposition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company.

Systemax Inc.
Pro Forma Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	As reported June 30, 2018	Pro Forma adjustments (a)	Pro Forma adjustments		Pro Forma June 30, 2018
					(Unaudited)
ASSETS:
Current assets:
Cash	$96.9	$0.0	$241.4	(b)	$338.3
Accounts receivable, net	189.5	(106.9)			82.6
Inventories	126.4	(37.0)			89.4
Prepaid expenses and other current assets	5.7	(0.8)			4.9
Total current assets	418.5	(144.7)	241.4		515.2

Property, plant and equipment, net	14.6	(1.2)			13.4
Deferred income taxes	25.8	(5.9)			19.9
Goodwill and intangibles	14.0	(3.8)			10.2
Other assets	1.5	(0.3)			1.2
Total assets	$474.4	$(155.9)	$241.4		$559.9

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$187.7	$(76.6)	$		$111.1
Accrued expenses and other current liabilities	67.6	(24.3)	(0.7)	(c)	42.6
Total current liabilities	255.3	(100.9)	(0.7)		153.7
Deferred income tax liability	0.1				0.1
Other liabilities	21.7	(3.8)			17.9
Total liabilities	277.1	(104.7)	(0.7)		171.7

Commitments and contingencies

Shareholders’ equity:
Preferred stock	0.0				0.0
Common stock	0.4				0.4
Additional paid-in capital	185.7		1.5	(d)	187.2
Treasury stock	(20.6)				(20.6)
Retained earnings	32.2	(51.2)	237.0	(e)	218.0
Accumulated other comprehensive loss	(0.4)		3.6	(f)	3.2
Total shareholders’ equity	197.3	(51.2)	242.1		388.2
Total liabilities and shareholders’ equity	$474.4	$(155.9)	$241.4		$559.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	As reported Six Months Ended June 30, 2018	Pro Forma adjustments (a)		Pro Forma Six Months Ended June 30, 2018
				(Unaudited)
Net sales	$718.3	$(274.9)		$443.4
Cost of sales	520.5	(229.6)		290.9
Gross profit	197.8	(45.3)		152.5
Selling, distribution & administrative expenses	152.4	(29.2)	(b)	123.2
Operating income from continuing operations	45.4	(16.1)	(b)	29.3
Interest and other (income) expense, net	0.1	0.0		0.1
Income from continuing operations before income taxes	45.3	(16.1)	(b)	29.2
Provision for income taxes	13.3	(6.1)	(c)	7.2
Net income (loss) from continuing operations	32.0	(10.0)		22.0

Net income per common share from continuing operations:
Basic	$0.86			$0.59
Diluted	$0.84			$0.58

Weighted average common and common equivalent shares:
Basic	37.2			37.2
Diluted	37.9			37.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	As reported Year Ended December 31, 2017	Pro Forma adjustments (a)		Pro Forma Year Ended December 31, 2017
				(Unaudited)
Net sales	$1,265.4	$(473.6)		$791.8
Cost of sales	914.0	(395.4)		518.6
Gross profit	351.4	(78.2)		273.2
Selling, distribution & administrative expenses	279.8	(52.7)	(b)	227.1
Special charges	0.3	0.0		0.3
Operating income from continuing operations	71.3	(25.5)	(b)	45.8
Interest and other (income) expense, net	0.5	(0.3)		0.2
Income from continuing operations before income taxes	70.8	(25.2)	(b)	45.6
Provision for (benefit from) income taxes	(5.3)	(8.7)	(c)	(14.0)
Net income from continuing operations	$76.1	$(16.5)		$59.6

Net income per common share from continuing operations:
Basic	$2.06			$1.61
Diluted	$2.02			$1.59

Weighted average common and common equivalent shares:
Basic	37.0			37.0
Diluted	37.6			37.6

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	As reported Year Ended December 31, 2016	Pro Forma adjustments (a)		Pro Forma Year Ended December 31, 2016
				(Unaudited)
Net sales	$1,170.3	$(417.2)		$753.1
Cost of sales	862.4	(347.5)		514.9
Gross profit	307.9	(69.7)		238.2
Selling, distribution & administrative expenses	276.3	(49.9)	(b)	226.4
Special charges	3.9	0.0		3.9
Operating income from continuing operations	27.7	(19.8)	(b)	7.9
Foreign currency exchange loss	1.3	(0.1)		1.2
Interest and other (income) expense, net	0.3	(0.1)		0.2
Income from continuing operations before income taxes	26.1	(19.6)	(b)	6.5
Provision for (benefit from) income taxes	9.2	(6.2)	(c)	3.0
Net income (loss) from continuing operations	$16.9	$(13.4)		$3.5

Net income per common share from continuing operations:
Basic	$0.45			$0.09
Diluted	$0.45			$0.09

Weighted average common and common equivalent shares:
Basic	37.2			37.2
Diluted	37.2			37.2

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Systemax Inc.
Pro Forma Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	As reported Year Ended December 31, 2015	Pro Forma adjustments (a)		Pro Forma Year Ended December 31, 2015
				(Unaudited)
Net sales	$1,243.5	$(382.6)		$860.9
Cost of sales	933.0	(320.2)		612.8
Gross profit	310.5	(62.4)		248.1
Selling, distribution & administrative expenses	287.1	(45.9)	(b)	241.2
Special charges	26.9	0.0		26.9
Operating income (loss) from continuing operations	(3.5)	(16.5)	(b)	(20.0)
Foreign currency exchange loss	7.5	0.0		7.5
Interest and other (income) expense, net	0.7	(0.2)		0.5
Income (loss) from continuing operations before income taxes	(11.7)	(16.3)	(b)	(28.0)
Provision for (benefit from) income taxes	12.3	(7.5)	(c)	4.8
Net income (loss) from continuing operations	$(24.0)	$(8.8)		$(32.8)

Net income per common share from continuing operations:
Basic	$(0.65)			$(0.88)
Diluted	$(0.65)			$(0.88)

Weighted average common and common equivalent shares:
Basic	37.1			37.1
Diluted	37.1			37.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Pro Forma adjustments to the Unaudited Condensed Consolidated Balance Sheet as of June 30, 2018

(a) Reverse the June 30, 2018 balance sheet of the Company's France business, excluding cash the Company retains.
(b) Record the proceeds from sale ($267.3 million) less deal transaction costs ($4.9 million) and estimated tax on sale ($21.0 million).
(c) Record payment of deal related accrued professional fees.
(d) Record charge related to the acceleration of certain restricted stock awards ("RSU's") and option awards granted to sold entities employees.
(e) Record retained earnings impact from net sale proceeds ($267.3 million), accelerated amortization expense of RSU's and stock options ($1.5 million), cumulative translation adjustments ($3.6 million), deal transaction costs ($4.2 million) and estimated tax on sale ($21.0 million).
(f) Record write off of cumulative translation adjustments.

Pro Forma adjustments to the Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2018

(a) To eliminate the revenues and directly attributable expenses of our sold France business.
(b) Excluded from this SD&A expense reversal for the six months ended June 30, 2018 is $0.3 million of corporate overhead charged to our France business that will now be incurred in the U.S. operations. Deal related costs of $0.7 million are reclassified to discontinued operations.
(c) Included within the provision for income taxes for the six months ended June 30, 2018 is $0.1 million of estimated tax benefits for the above corporate overhead charges.

Pro Forma adjustments to the Unaudited Condensed Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015

(a) To eliminate the revenues and directly attributable expenses of our sold France business.
(b) Excluded from the SD&A expense reversals for the years ended December 31, 2017, 2016 and 2015 is $0.7 million, $0.5 million and $0.5 million, respectively, of corporate overhead charged to our France business that will now be incurred in U.S. operations.
(c) Included within the provision for income taxes for each of the years ended December 31, 2017, 2016 and 2015 is $0.3 million of estimated tax benefits for the above corporate overhead charges.